                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_]CONFIDENTIAL, FOR USE OF THE
Check the appropriate box:                   COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14a-6(e)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              SEMTECH CORPORATION
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------------

     (5) Total fee paid:
     ------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------------------

     (3) Filing Party:
     ------------------------------------------------------------------------

     (4) Date Filed:
     ------------------------------------------------------------------------

[LOGO OF SEMTECH]

                                                                 April 26, 1996

DEAR STOCKHOLDER:

  This year's Annual Meeting ("Meeting") of Stockholders of Semtech Corporation (the "Company") will be held on June 6, 1996, at 1:00PM at the Hyatt Westlake Plaza, 880 S. Westlake Boulevard, Westlake Village, California 91361 (Westlake Boulevard exit off the 101 Freeway).

  The formal notice of the meeting and Proxy Statement are enclosed. This year we are seeking to elect six Directors to hold office until the next Annual Meeting (or until their successors are duly elected and qualified) and to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the ensuing year.

  In addition to these two proposals, we are presenting an important issue for stockholder consideration. We are seeking approval of an amendment to the Company's 1994 Long-Term Stock Incentive Plan. This proposal is integral to the Company's plan for enhancing design and applications capabilities. The market for top design and applications people in the analog segment is competitive. The Company's ability to attract talented individuals is dependent upon our ability to offer them the opportunity, through their dedication and creativity, to participate in increases in stockholder values. In addition to aligning the interests of our employees with those of our stockholders, these options also generate cash through their exercise and cash from the tax deductions generated by this program.

  The Company is requesting that shareholders approve this amendment to increase the number of shares reserved for issuance under this plan by 800,000 shares. The Company currently has only 100,000 options available to grant to new and existing employees. These stock options will be allocated primarily to new design and applications engineers, employees of potential future acquisitions, other strategic new employees and existing employees.

  If you do not plan to be present at the meeting, we urge you to complete and return the enclosed proxy card promptly. Prompt return of the enclosed proxy by stockholders may save the Company the necessity and expense of further solicitation to ensure a quorum at the meeting. A prepaid return envelope is provided to you for that purpose. We look forward to meeting those of you who are able to attend the meeting and discussing any questions which you may have.

                                          Sincerely,

                                          /s/ John D. Poe

                                          John D. Poe
                                          President and Chief
                                          Executive Officer

[LOGO OF SEMTECH]

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

  Notice is hereby given that the Annual Meeting of Stockholders of Semtech Corporation will be held at the Hyatt Westlake Plaza, 880 S. Westlake Boulevard, Westlake Village, California 91361 (Westlake Boulevard exit off the 101 Freeway), on Thursday, June 6, 1996 at 1:00PM Los Angeles time, for the following purposes:

1. To elect six Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified.

2. To ratify and approve the appointment of Arthur Andersen LLP as the independent public accountants for the Company.

3. To approve an amendment to the Company's 1994 Long-Term Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan by 800,000 shares.

4. To transact any other business which may properly come before the Meeting or any adjournment or postponements thereof.

  The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 12, 1996.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT YOUR SHARES MAY BE VOTED.

  A return envelope is enclosed for your convenience.

                                          By Order of the Board of Directors

                                          /s/ David G. Franz, Jr.

                                          David G. Franz, Jr.
                                          Vice President of Finance
                                          and Secretary

Newbury Park, California
April 26, 1996

                              SEMTECH CORPORATION
                    652 MITCHELL RD, NEWBURY PARK, CA 91320

                               ----------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

  This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Semtech Corporation (the "Company") to be held on June 6, 1996 and at any postponement or adjournment or adjournments thereof. The enclosed proxy is solicited by the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. In addition to the primary solicitation by mail, certain directors, officers or regular employees of the Company may solicit proxies by telephone, telegraph, facsimile, or in person. The mailing of proxy materials will commence on or about April 26, 1996. The Company will request known nominees to forward proxy materials to the beneficial owners of Company shares, and will pay the nominees' reasonable expenses in so doing upon request.

  Any stockholder desiring additional proxy materials should contact: David G. Franz, Jr., Vice President of Finance and Secretary, Semtech Corporation (805) 498-2111.

  As of the close of business on April 12, 1996, the record date, 6,027,085 shares of record of common stock, $0.01 par value (the "Common Stock"), were issued and outstanding. Each stockholder of record on April 12, 1996 is entitled to one vote per share. However, in electing directors, a stockholder may cumulate his or her votes by casting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the stockholder's shares are entitled; or the stockholder may distribute his or her votes using the same principle among as many nominees as the stockholder sees fit. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote at the Meeting will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.

  Approval of the amendment to the 1994 Long-Term Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the voting shares on such amendment.

  Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the Meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  The enclosed proxy may be revoked at any time before it is exercised by filing with the Company a written notice of revocation or by presenting at or before the meeting a duly executed proxy bearing a later date. A stockholder may also revoke a proxy by attending the Meeting and voting in person. The proxies will be voted in accordance with the stockholder's directions on the enclosed form of proxy. If no directions are given, proxies will be voted in favor of our "for" each of the proposals hereinafter stated.

                            PRINCIPAL STOCKHOLDERS

  The following are all persons known to the Company who own beneficially more than 5% of the Common Stock as of January 28, 1996:

                                                    NUMBER OF SHARES
                                                    OF COMMON STOCK     PERCENT
              NAME AND ADDRESS OF                  BENEFICIALLY OWNED     OF
                BENEFICIAL OWNER                 AS OF JANUARY 28, 1996 CLASS(2)
              -------------------                ---------------------- -------
Teledyne, Inc. .................................        950,763(5)       15.9%
John D. Poe
 c/o Semtech Corporation........................        358,133(1)        6.0%
Michael Himes
 c/o Semtech Santa Clara, Inc...................        630,226          10.5%
Gardner Lewis Asset Management..................        351,700(3)        5.9%
Wells Fargo Bank, N.A...........................        312,900(4)        5.2%

- --------
(1) Includes outstanding options to purchase 10,833, which were exercisable as of January 28, 1996, or within 60 days from such date.
(2) Each of the respective percentages are calculated using a figure of 6,005,090 shares outstanding as of January 28, 1996, adjusted as required by rules promulgated by the SEC.
(3) Gardner Lewis Asset Management holds dispositive power over all shares shown, and sole voting power over 322,100 shares. The address of Gardner Lewis Asset Management is 285 Wilmington, Chadds Ford, PA 19317. The table is based upon information supplied in a Schedule 13G dated February 9, 1996.
(4) Wells Fargo holds dispositive power over all shares shown, and sole voting power over 302,400 shares. The address of Wells Fargo is 464 California St., San Francisco, CA 94163. The table is based upon information supplied in a Schedule 13G dated February 6, 1996.
(5) Teledyne hold dispositive power over all shares shown. The address of Teledyne is 1891 Avenue of the Stars, Los Angeles, CA.

                             ELECTION OF DIRECTORS

                               (PROPOSAL NO. 1)

  Six directors are to be elected at the Meeting, each to serve until the following Annual Meeting or until a successor is elected and qualified. Five of the nominees named below were elected to their present terms of office by the stockholders. One of the existing directors, Mr. James T. Schraith, was elected by the board during the last year. All of the nominees have consented to be named and have indicated their intent to serve if elected. Unless a proxy directs otherwise, it is intended that the proxies solicited by management will be voted for the election of the nominees listed in the following table, subject (in the event cumulative voting is in effect) to the right of the proxyholders to cumulate their votes and distribute them among the nominees in their discretion or to drop nominees to ensure election of the greatest number of nominees. If any nominee should refuse or be unable to serve, the proxyholders will vote the shares for such other person, if any, as shall be designated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. The Company is aware of only two owners of more than 10% of its Common Stock, Teledyne, Inc. and Michael Himes. The Company believes that during the fiscal year ended January 28, 1996, its officers and directors, Teledyne, Inc. and Michael Himes complied with all Section 16(a) filing requirements. In making these statements the Company has relied on its review of Forms 3, 4 and 5 provided to the Company with respect to its most recent fiscal year by its officers and directors, Teledyne, Inc. and Michael Himes.

  The chart below indicates the number of shares and exercisable stock options held by each director and by the directors and officers as a group as of January 28, 1996:

                                                                           BENEFICIAL
                                                                          OWNERSHIP OF
                                                                        COMMON STOCK(1)
                                                                        -------------------
                                                               DIRECTOR
         NAME                         OFFICE               AGE  SINCE    NUMBER       %(2)
         ----                         ------               --- -------- ---------    ------
John D. Poe             President, Chief Executive          44   1985     358,133(3)   6 .0%
                        Officer and Director
Rock N. Hankin          Director, Member of the Audit       49   1988      10,000(4)      *
                        Committee and Compensation and
                        Stock Option Committee
Allen H. Orbuch         Director, Member of the Audit       67   1991      18,000(4)      *
                        Committee and Compensation and
                        Stock Option Committee
James P. Burra          Director, Member of the Audit       53   1991      13,000(4)      *
                        Committee and Compensation and
                        Stock Option Committee
Jack O. Vance           Director Nominee                    71   1995       4,500(5)    --
James T. Schraith       Director, Member of the Audit       38   1995       2,500(5)    --
                        Committee and Compensation and
                        Stock Option Committee
All Executive Officers
 and Directors as a
 Group (9 persons)                                                         495,348(6)  8.1%

- --------
 * Less than 1%

(1) Unless otherwise indicated below, each nominee has sole voting and investment power with respect to the shares listed.

(2) Each of the respective percentages is based upon the 6,005,090 shares outstanding as of January 28, 1996, plus, if applicable, the shares which each officer and director has the right to acquire within 60 days thereof through the exercise of stock options.

(3) Includes 10,833 shares issuable pursuant to options exercisable within 60 days of January 28, 1996.

(4) Includes 8,000 shares issuable pursuant to options exercisable within 60 days of January 28, 1996.

(5) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of January 28, 1996.
(6) Includes 113,465 shares issuable pursuant to options exercisable within 60 days of January 28, 1996.

BACKGROUND OF NOMINEES

  Mr. Poe has been President, Chief Executive Officer and a Director of the Company since October 1985. Since that date Mr. Poe has also served as Managing Director of the Company's subsidiary, Semtech, Ltd. In addition, Mr. Poe currently serves as sole Director and President of the Company's wholly owned subsidiaries, Semtech Corpus Christi Corporation and Semtech Santa Clara, Inc.

  Mr. Hankin has been a Director of the Company since May 1988. He currently serves as Senior Partner of Hankin & Co., a diversified business advisory firm, where he has held such position since June 1986. Mr. Hankin also serves on the Board of Directors Alpha Microsystems, House of Fabrics, Sparta, Inc. and Quidel.

  Mr. Orbuch has been a Director of the Company since March 1991. He currently serves as a management consultant. He retired in 1994 from his position as Group Executive of Teledyne, Inc. He had served in that position for more than five years.

  Mr. Burra has been a Director of the Company since March 1991. Since June 1989 Mr. Burra has served as President and Chief Executive Officer of W. D. Adam Co., Inc., a manufacturer selling a proprietary line of vacuum formed, high density polyethylene containers.

  Mr. Vance became a Director of the Company in April 1995. Mr. Vance is a retired Managing Director of the Los Angeles office of McKinsey & Company, a management consulting firm. He now runs his own firm, Management Research, Inc., which serves a few selective clients. Mr. Vance has authored 30 articles on subjects such as corporate planning and strategy. Mr. Vance is also a director of several other corporations, including International Rectifier Corporation, International Technology Corporation and the Vencor Corporation.

  Mr. Schraith became a Director of the Company in June 1995. Mr. Schraith is currently President, Chief Executive Officer and a Director of the Cerplex Group, Inc., a provider of repair and logistics outsourcing services to high technology companies. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc. most recently serving as President, Chief Operating Officer and Director.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS.

  The Company has a standing Compensation and Stock Option Committee and an Audit Committee. The Company has no nominating committee. During the Company's last fiscal year the Board of Directors held four regular meetings and five special meetings. During such fiscal year each of the incumbent Directors attended 75% or more of the sum of the number of such meetings plus the number of meetings of the Committees of which such person is a member. It is expected that the Board will meet on a regular basis during the ensuing year.

 Compensation and Stock Option Committee

  The Compensation and Stock Option Committee, as comprised of Mr. Hankin, Mr. Burra, Mr. Schraith, Mr. Vance and Mr. Orbuch met four times during fiscal year 1996. The Compensation and Stock Option Committee administers the Company's 1986 Stock Option Plan, the 1987 Stock Option Plan, the 1994 Long-Term Stock Incentive Plan and the 1994 Non-Employee Directors Stock Option Plan. It also makes recommendations to the Board on incentive compensation, stock options and other compensation matters.

 Audit Committee

  The Audit Committee, which consisted of Mr. Hankin, Mr. Burra, Mr. Orbuch, Mr. Schraith and Mr. Vance met two times during fiscal year 1996. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan, reviews the comments and recommendations resulting from the auditor's report and management letter and reviews the Company's accounting and control policies and procedures.

 Compensation

  In fiscal 1996, Directors who were not employees of the Company were paid $2,500 for each Board meeting attended, $1,500 for each special meeting attended, a $500 monthly retainer, and were reimbursed for their actual expenses incurred in attending the meeting. Directors do not receive separate compensation for committee meetings attended. Directors who are Company employees are not paid fees or additional compensation for attending Board or committee meetings. Mr. Poe is currently the only employee on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was, during fiscal year 1996, an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 1996, no executive officer of the Company served as a director or member of the compensation committee or other board committee performing equivalent functions, or in the absence of such committee, the entire board of another entity, one of whose executive officers served on the Committee.

                            EXECUTIVE COMPENSATION

  The following table shows, as to the Chief Executive Officer and each of the executive officers of the Company who received total compensation from the Company and its subsidiaries in excess of $100,000 for the fiscal year ended January 28, 1996 (the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal years ended January 28, 1996, January 29, 1995, and January 30, 1994:

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION      LONG-TERM
                               ---------------------------- ----------
                                                   OTHER      STOCK        ALL
                      FISCAL   SALARY             ANNUAL     OPTIONS      OTHER
 NAME AND TITLE        YEAR    ($)(1)  BONUS($) COMP.($)(2) AWARDED(#) COMP.($)(3)
 --------------       ------   ------- -------- ----------- ---------- -----------
 John D. Poe           1996    180,119  65,175    10,327      10,000     113,580
  President and CEO    1995    165,006       0    11,465      15,000      24,108
                       1994    171,353       0    11,036           0      22,952

 Raymond E. Bregar     1996    132,342  38,728    10,239      10,000      22,535
  Executive Vice       1995    123,989       0    10,674      35,000      17,907
  President            1994    128,758       0    10,103           0      17,320

 David G. Franz, Jr.   1996     91,096  24,600     9,778       8,000      17,179
  Vice President and   1995     78,479       0     9,994      10,000       3,489
  CFO                  1994(4)  31,699       0    18,315      25,000           0

- --------
(1) Salaries for fiscal years 1996, 1995 and 1994 reflect 26, 26, and 27 pay periods, respectively.
(2) "Other Annual Compensation" includes (a) premiums on life insurance, (b) auto allowance, and (c) relocation payments to Mr. Franz of $15,000 in 1994.
(3) "All Other Compensation" for 1996, 1995 and 1994 includes, respectively,
    (a) Company contributions to 401K savings plan of $4,325, $4,260 and $4,125 on behalf of Mr. Poe, $4,121, $2,991 and $2,855 on behalf of Mr. Bregar, $2,805, $1,555 and $0 on behalf of Mr. Franz, and (b) deferred compensation of $24,505, $19,848 and $18,827 for Mr. Poe, $18,414, $14,916
    and $14,465 for Mr. Bregar and $14,374, $1,934 and $0 for Mr. Franz, and
    (c) income of $84,750 related to debt relief for Mr. Poe in 1996.
(4) Compensation disclosure relates to partial year. Mr. Franz joined the Company in August of 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended January 28, 1996.




                                                                           POTENTIAL
                                                                           REALIZABLE
                                       INDIVIDUAL GRANTS                VALUE AT ASSUMED
                         ---------------------------------------------- ANNUAL RATES OF
                         NUMBER OF    % OF TOTAL                             STOCK
                         SECURITIES    OPTIONS                            APPRECIATION
                         UNDERLYING    GRANTED     EXERCISE             FOR OPTION TERM
                          OPTIONS    TO EMPLOYEES    PRICE   EXPIRATION ----------------
          NAME            GRANTED   IN FISCAL YEAR ($/SHARE)    DATE      5%      10%
          ----           ---------- -------------- --------- ---------- ------- --------
John D. Poe.............   10,000        2.15%       $7.75     3/2/05   $48,739 $123,515
Raymond E. Bregar.......   10,000        2.15%       $7.75     3/2/05   $48,739 $123,515
David G. Franz, Jr......    8,000        1.72%       $7.75     3/2/05   $38,891 $ 98,812

                        AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

  The following table shows, as to the individual named in the summary Compensation Table above, information concerning stock options exercised during the fiscal year ended January 28, 1996, the number of unexercised options and the value of "in-the-money" unexercised options.

                                                                              VALUE OF UNEXERCISED
                           SHARES                   NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED                  OPTIONS AT FY END(#)        AT FY END ($)(1)
                             ON         VALUE     ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ------------ ----------- ------------- ----------- -------------
John D. Poe.............        0             0      7,500       17,500     $  138,281    $264,531
Raymond E. Bregar.......   35,000      $580,750     57,500       27,500     $1,050,781    $442,031
David G. Franz, Jr. ....   10,833      $120,622      8,333       23,833     $  155,221    $390,284

- --------
(1) Based upon the $20.375 per share closing price of the Company's common stock on the NASDAQ Stock Exchange on January 26, 1996.

                     REPORT OF THE COMPENSATION COMMITTEE

To:The Board of Directors

  The Compensation Committee (the "Committee"), a committee composed entirely of Directors who have never served as officers of the Company, determines and administers the compensation of the Company's executive officers. This report, prepared by the Committee, sets forth the Company's compensation policies for the year ended January 28, 1996, as such policies affected the Company's executive officers.

  COMPENSATION PHILOSOPHY. At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company and its stockholders. The Committee seeks to align total compensation for senior management with corporate performance.

  The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Committee has a policy that a proportion of total compensation should consist of variable, performance-based components, such as bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value. The performance goals upon which payment to the Company's executive officers are based include net income, cash flow, new order generation and returns on assets.

  COMPENSATION PROGRAM. The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has three principal components which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

 Cash-Based Compensation

  Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salaries are set made based on median salaries for similar executives of similar sized companies in the high technology industry.

  Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive annual cash bonuses. Targets for sales growth and operating income influence the amount of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

Equity-Based Compensation

  Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options vest over three- and four-year periods to encourage option holders to continue in the employ of the Company. In granting options, the Committee takes into account the number of shares and outstanding options held by the individual.

  CHIEF EXECUTIVE OFFICER COMPENSATION. In accordance with the compensation philosophy, stated above, and the Company's results, Mr. Poe's base salary during fiscal year 1996 was $180,000 which represents a 9% increase over fiscal 1995. His base salary is designed to be competitive with base salaries paid to other chief executive officers of corporations with similar revenues and scope of operations. Additionally, Mr. Poe was paid a bonus of $65,175 during fiscal 1996 because performance thresholds were met during fiscal 1995.

  During fiscal year 1995, a special incentive compensation plan was authorized for Mr. Poe. This incentive plan provides that interest and principal owed by Mr. Poe to the Company will be forgiven by the Company in the amount of 5% of the Company's pre-tax earnings. The Plan further provides that up to 50% of the amount earned by Mr. Poe can by applied to taxes arising from this incentive. This incentive is paid annually, after the close of the fiscal year. The term of this plan is for fiscal 1995 through fiscal 1997. As of January 28, 1996, Mr. Poe owed the Company $281,000. For fiscal 1996, Mr. Poe qualified for principal, interest relief, and gross up for the applicable taxes of $497,000. The incentive payment, which was based on fiscal 1996 performance, was approved and paid by the Board of Directors on February 29, 1996. After application of this amount Mr. Poe's debt to the Company is $32,000. This program will be terminated when the balance reaches $0. It is anticipated that this will occur in the first quarter of fiscal 1997.

SUMMARY

  The Committee believes that a fair and motivating compensation program plays a critical role in the performance of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                          Compensation Committee

                                          James P. Burra        Rock N. Hankin
                                          Allen H. Orbuch    James T. Schraith
                                          Jack O. Vance

                               PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

  The following performance chart shows the value of an investment of $100 on January 30, 1990 in cash of (I) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Nasdaq Electronic Components Sub-Index. All values assume reinvestment of the full amount of all dividends and calculated as of January 30 of each year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      AMONG SEMTECH CORP., NASDAQ STOCK MARKET AND NASDAQ ELECTRONIC STOCKS

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           SEMTECH        NASDAQ STOCK  NASDAQ
(Fiscal Year Covered)        CORP.          MARKET        ELECTRONIC STOCKS
- --------------------         ----------     ------------  -----------------
Measurement Pt-  1991        $100           $100          $100
FYE   1992                   $142           $153          $143
FYE   1993                   $179           $173          $213
FYE   1994                   $146           $199          $267
FYE   1995                   $383           $190          $291
FYE   1996                   $1,358         $268          $465

  This section is not "soliciting material," and is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                            APPROVAL OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

                               (PROPOSAL NO. 2)

  The firm of Arthur Andersen LLP (formerly known as Arthur Andersen & Co.), certified accountants, has been the Company's independent accountants since the Company's inception and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending January 26, 1997. Professional services rendered by Arthur Andersen LLP for the fiscal year ended January 28, 1996 consisted of an audit of the Company's financial statements, consultation on interim financial statements, services related to filings with the Securities and Exchange Commission, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. The Audit Committee of the Board of Directors met periodically with representatives of Arthur Andersen LLP during the past fiscal year. The members of the Audit Committee are Messrs. Hankin, Burra, Orbuch, Schraith and Vance.

  Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF THE AUDITORS.

         APPROVAL OF AMENDMENT TO 1994 LONG-TERM STOCK INCENTIVE PLAN

                               (PROPOSAL NO. 3)

  The 1994 Long-Term Stock Incentive Plan (the "Employee Plan") was adopted by the Board of Directors and approved by the stockholders in 1994. The Employee Plan initially reserved 300,000 common shares for grant. At last year's Annual Meeting an amendment was approved to increase the number of common shares reserved to 700,000 (an increase of 400,000 shares).

  The Company has determined that equity participation for employees is critical to the Company's ability to recruit, reward and retain employees and consultants. The Company uses stock options to create an organization which employees will remain dedicated to for long periods of time. The Company competes directly with other analog semiconductor companies for experienced personnel and must be able to offer comparable packages, which include equity participation, to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

  The amendment to the Employee Plan that the stockholders are being asked to approve at the Meeting is an increase in the shares reserved for issuance under the Employee Plan by 800,000 shares, bringing the total shares reserved for issuance under the Employee Plan to 1,500,000 shares.

  Approval of the amendment to the 1994 Long-Term Stock Incentive Plan requires the affirmative vote of a majority of the voting shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1994 LONG-TERM STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

  The following description of the Employee Plan is qualified in its entirety by reference to the full text of the Plan.

PURPOSE AND ELIGIBILITY

  The purpose of the Employee Plan is to enable the Company and its subsidiaries to attract, retain and motivate its officers and key employees by providing for or increasing their proprietary interests in the Company and to align their interests with those of the Company's stockholders. All key employees and officers who are employees will be eligible for selection as a participant in the Employee Plan. The determination of which employees are key employees will be made from time to time by the plan administrators. Non-employee consultants to the Company who are deemed to be of key significance to the Company may also be eligible for awards. In determining which employees and consultants (collectively, "Participants") will be granted awards under the Employee Plan, the plan administrators will take into account the duties of the Participants, their present and potential contributions to the Company and other factors deemed relevant by such administrators.

ADMINISTRATION

  The Employee Plan is administered by a committee appointed by the Board consisting of at least two disinterested directors ("Employee Plan Committee"). The Employee Plan Committee is currently the Compensation Committee of the Board, which is composed solely of "outside" directors within the meaning of Section 162(m)(4)(C)(ii) of the Internal Revenue Code (the "Code"). Subject to the provisions of the Employee Plan, the Employee Plan Committee has full and final authority to select the types of awards (the "Awards") and the persons to whom awards will be granted thereunder, to grant such awards and to determine the terms and provisions of such awards and the number of shares to be sold or issued pursuant thereto. The Employee Plan Committee is also empowered to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Employee Plan. Members of the Employee Plan Committee are not eligible to participate in the Employee Plan.

LIMITATION ON AWARDS

  The maximum number of shares of Common Stock which may be granted under the Employee Plan may not exceed 700,000 shares (or 1,500,000 if the amendment is approved) of Common Stock subject to proportionate adjustment in certain circumstances. Any shares of Common Stock subject to issuance upon exercise of a Stock Option or Stock Appreciation Right (" SAR"), but which are not issued because of a surrender, lapse, expiration or termination of any such Stock Option or SAR prior to issuance of the shares, or any shares subject to an SAR exercised for cash, shall once again be available as shares for which Awards may be granted under the Employee Plan. On April 12, 1996 the closing price of the Company's Common Stock on the NASDAQ National Market System was $11.00 per share.

  The maximum number of shares which may be granted during the life of the plan to any Participant is twenty percent (20%) of the number of shares available under the plan. The maximum dollar value in cash which may be awarded during any Performance Period (as defined in the Employee Plan) to any Participant is twenty-five thousand dollars ($25,000).

PLAN AWARDS

  The Employee Plan authorizes the Employee Plan Committee to grant various types of benefits to Participants. In general, Awards under the Employee Plan are not restricted to any specified form or structure. The following arrangements or benefits are authorized under the Employee Plan so long as their terms and conditions are consistent with the provisions of the Employee
Plan: Stock Options, Stock Bonus Awards, Performance Shares, and SARs.

  Shares of Common Stock awarded pursuant to Performance Shares or Stock Bonus Awards, to the extent they are not fully accrued, and Stock Options and SARs may not be sold, disposed of, transferred, pledged or hypothecated, other than by the laws of descent and distribution. If a Participant ceases to be an employee or consultant, such Participant may have the right to exercise his or her Stock Options and SARs as of the date of such cessation.

  In the event of certain sales, mergers or consolidations of the Company in which the Company is not the surviving entity, the Employee Plan and each outstanding Award will terminate, but each Participant will have certain rights with respect to their Awards to the extent they have accrued to date. In addition, in the event of a "Change of Control" as defined by the Employee Plan, the Employee Plan Committee may, among other things, accelerate the vesting and remove the restrictions on all outstanding Awards.

PLAN APPROVAL AND DURATION

  The Employee Plan was approved by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock, present in person or by proxy, at the 1994 Annual Meeting of Stockholders of the Company.

  Unless previously terminated by the Employee Plan Committee, the Employee Plan will terminate 10 years after its adoption, but such termination will not affect any Award previously made or granted under the Employee Plan.

AMENDMENTS

  The Employee Plan Committee may amend, suspend or terminate the Employee Plan, provided that no amendment of the Employee Plan may, unless approved by the stockholders of the Company, materially increase the benefits accruing to Participants under the Employee Plan, materially increase the number of shares of Common Stock that may be issued under the Employee Plan, materially modify the requirements as to the eligible class of persons permitted to participate in the Employee Plan or materially modify certain performance objectives. Furthermore, no amendment, suspension or termination of the Employee Plan may, without the consent of the affected Participant, alter the terms of any outstanding Award under the Employee Plan.

TAX TREATMENT

  The following is a brief description of the federal income tax treatment, which generally will apply to options granted under the Employee Plan, as in effect on the date hereof. The Code provides favorable tax treatment for incentive stock options. Generally, a Participant is not subject to regular federal income tax and the Company is not entitled to a deduction upon the grant or the exercise of an incentive stock option during employment or within three months after termination of employment. However, the amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price generally will be included in the Participant's alternative minimum taxable income and may be subject to the 24% federal alternative minimum tax for the taxable year in which the incentive stock option is exercised. In addition, if the Participant sells the shares acquired upon exercise of an incentive stock option at any time within
(a) one year after the date of transfer of shares to the Participant pursuant to the exercise of such incentive stock option or (b) two years after the date of grant of such incentive stock options, the Participant generally will recognize ordinary income for regular federal income tax purposes in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value on the date of exercise over the exercise price of such incentive stock options, and the Company will generally be entitled to a tax deduction in an amount of the ordinary income amount recognized by the Participant. Any gain in excess of the ordinary income amount recognized by the Participant in such circumstances will be short-term or long-term capital gain, depending upon the Participant's holding period for the stock sold. If the employee holds the Common Stock acquired upon exercise of an incentive stock option in excess of the holding periods noted above, then the subsequent sale of the Common Stock will give rise to long-term capital gain or loss.

  The grant of a non-qualified stock option is generally not a taxable event for the recipient. Upon exercise of the non-qualified stock option, the holder generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such non-qualified stock option, and the Company will be entitled to a deduction equal to such amount. A Participant's new basis in the Common Stock acquired upon exercise of a non-qualified stock option will generally be the fair market value of the shares on the date of exercise. Upon a subsequent disposition of such shares of Common Stock, the Participant will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If a Participant disposes of the Common Stock more than one year after the date of such exercise, such capital gain or loss will be treated as long-term capital gain or loss.

  Participants who are officers, directors or 10% stockholders of the Company, and thus subject to Section 16 of the Exchange Act, should be aware of significant tax consequences under Section 83 of the Code.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE EMPLOYEE PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

                                ANNUAL REPORTS

  The Company hereby undertakes to provide upon written request a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for the fiscal year ended January 28, 1996 without charge to any person whose proxy is solicited by this statement. Such written request is to be directed to Gisela Auchter, Semtech Corporation, 652 Mitchell Road, Newbury Park, California 91320-2289.

                                 OTHER MATTERS

  The management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for the 1997 Annual Meeting must be received by the Company no later than December 27, 1996 in order to be considered for inclusion in the Company's proxy materials.

                                          By Order of the Board of Directions


                                          /s/  David G. Franz, Jr.

                                          David G. Franz, Jr.
                                          Vice President of Finance
                                          and Secretary

Dated: April 26, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             SEMTECH CORPORATION

     The undersigned stockholder of Semtech Corporation hereby appoints John D. Poe and David G. Franz, Jr., and each of them, as attorneys and proxies for the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Semtech Corporation to be held on June 6, 1996 at 1:00 p.m., Los Angeles time, and at any adjournment or postponement thereof, and to vote all of the shares of Common Stock of Semtech Corporation which the undersigned is entitled to vote in accordance with the instructions below and on the reverse hereof; provided however, that such proxies, or either of them shall have the power to cumulate votes and distribute them among the nominees listed below as they see fit, and to drop any of such nominees, in order to ensure the election of the greatest number of such nominees.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                           Please mark
                                                           your vote   [X]
                                                           as this


The Board of Directors recommends a vote FOR
ITEMS 1, 2, and 3.                                  WITHHELD
                                               FOR   FOR ALL
ITEM 1-ELECTION OF DIRECTORS                   [_]     [_]
       Nominees:
       James P. Burra     John D. Poe
       Rock N. Hankin     James T. Schraith
       Allen H. Orbach    Jack O. Vance

WITHHELD FOR: (Write that nominee's name in the space provided below.)

- -----------------------------------------------------

                           FOR    AGAINST    ABSTAIN
Item 2-APPOINTMENT         [_]       [_]        [_]
       OF INDEPENDENT
       ACCOUNTANTS

Item 3-APPROVAL OF AN
       AMENDMENT TO
       1994 LONG-TERM      [_]       [_]        [_]
       STOCK INCENTIVE
       PLAN

Signature(s)-----------------------------------------          Date-------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE